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                                                               Exhibit 99.6

                             SAMSONITE CORPORATION

                          NOMINEE HOLDER CERTIFICATION

  The undersigned, a bank, broker, trustee, depositary or other nominee of Rights ("Rights") to purchase shares of common stock ("Common Stock") of Samsonite Corporation ("Samsonite") pursuant to the Rights Offering described and provided for in Samsonite's prospectus dated, September , 1999, (the "Prospectus"), hereby certifies to Samsonite and to EquiServe as Subscription Agent for such rights offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the Basic Subscription Privilege (as defined in the Prospectus) on behalf of beneficial owners of Rights who have subscribed for the purchase of additional shares of Common Stock pursuant to the Over-Subscription Privilege (as defined in the Prospectus), listing separately below each such exercised Basic Subscription Privilege and the corresponding Over-Subscription Privilege (without identifying any such beneficial owner), and (2) each such beneficial owner's Basic Subscription Privilege has been exercised in full:

                                                          Number of Shares
                               Rights Exercised        Subscribed For Pursuant
 Number of Shares Owned        Pursuant to Basic        to Over-Subscription
   on the Record Date       Subscription Privilege            Privilege
 ------------------------  -----------------------    ------------------------
1. ______________________  _________________________
2. ______________________  _________________________  _________________________
3. ______________________  _________________________  _________________________
4. ______________________  _________________________  _________________________
5. ______________________  _________________________  _________________________
6. ______________________  _________________________  _________________________
7. ______________________  _________________________  _________________________
8. ______________________  _________________________  _________________________
9. ______________________  _________________________  _________________________

Provide the following information if applicable:

-------------------------------------
  Depository Trust Company ("DTC")
         Participant Number

-------------------------------------

   Print Name of Participant

By: _________________________________
  Name:
  Title:

-------------------------------------
 DTC Basic Subscription Confirmation
              Number(s)

                                       1